UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

OMNIQ CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40768	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1865 West 2100 South, Salt Lake City, UT 84119

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	OMQS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2023, OmniQ Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Offering”) of 2,775,000 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $1.00 per share (the “Underwritten Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 225,000 shares of the Company’s common stock at a price to the public of $0.999 per Pre-Funded Warrant. Under the terms of the Underwriting Agreement, the Underwriters have agreed to purchase the Underwritten Shares from the Company at a price of $1.00 per share and the Pre-Funded Warrants at a price of $0.999 per Pre-Funded Warrant. The Company also granted the Underwriters an option exercisable for 45 days from the date of the Underwriting Agreement to purchase up to an additional 450,000 shares of common stock solely for the purpose of covering over-allotments (together with the Underwritten Shares, the “Shares”). All of the Shares and Pre-Funded Warrants in the Offering are being sold by the Company. The Company also issued warrants to the Representative (the “Representative’s Warrants”), exercisable to purchase 140,000 shares of common stock, at an exercise price of $1.25 per share.

The gross proceeds from the Offering are expected to be approximately $3.0 million before deducting underwriting discounts and commissions and other offering expenses payable by the Company and assuming no exercise of the Underwriters’ option to purchase additional shares. The Offering closed on October 11, 2023.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-272877) (the “Registration Statement”) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission.

Each Pre-Funded Warrant will have an exercise price per share of common stock equal to $0.001 per share as the purchase price of $0.999 has already been paid.. The exercise price and the number of shares of common stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustments in the event of certain stock dividends, stock splits, stock combination or similar events affecting the common stock. Each Pre-Funded Warrant will be exercisable on or after the date of issuance until the date the Pre-Funded Warrant is exercised in full. Each Pre-Funded Warrant will be exercisable, in the holder’s discretion, by (i) payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the total number of shares of common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the combined voting power of all of the Company’s securities immediately outstanding after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon at least 61 days’ notice to the Company.

In the event of certain fundamental transactions, a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The foregoing descriptions of the terms of the Underwriting Agreement, the Pre-Funded Warrants and Representative’s Warrants, do not purport to be complete and are each qualified in their entirety by reference to the Underwriting Agreement, the Pre-Funded Warrant and Representative’s Warrant, respectively, which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2 hereto, and are incorporated herein by reference.

A copy of the opinion of Sichenzia Ross Ference Carmel LLP relating to the validity of the Shares, the Pre-Funded Warrants and the shares underlying the Pre-Funded Warrants is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Item 7.01	Regulation FD Disclosure.

On October 5, 2023, the Company issued a press release announcing the offering (“Launch PR”), as well as a press release pricing of the offering (“Pricing PR”). Copies of the Launch PR and Pricing PR are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are each incorporated by reference herein.

On October 11, 2023, the Company issued a press release announcing the closing of the offering (“Closing PR”). A copy of the press release is attached hereto as Exhibit 99.3 and incorporated by reference herein.

The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain of the statements made in this report are forward looking, such as those, among others, relating to the Company’s expectations regarding the timing and completion of the Offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the Offering. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s preliminary prospectus supplement on Form 424B5 filed with the SEC on October 5, 2023. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as October 5, 2023, among OmniQ Corp. and the Representatives.

4.1	Form of Pre-Funded Warrant (included in Exhibit 1.1).

4.2	Form of Representative’s Warrant (included in Exhibit 1.1).

5.1	Opinion of Sichenzia Ross Ference Carmel LLP.

23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).

99.1	Launch PR dated October 5, 2023.

99.2	Pricing PR dated October 5, 2023.

99.3	Closing PR dated October 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMNIQ Corp.

Date: October 11, 2023	By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO